UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Security Self Storage Portfolio

On June 19, 2009, Strategic Capital Holdings, LLC, the sponsor ("Sponsor") of Strategic Storage Trust, Inc. (the "Registrant") executed an Assignment of Purchase and Sale Agreement to Strategic Storage Operating Partnership, L.P., the Registrant's operating partnership (the "Operating Partnership"), thereby assigning all of its interest as the buyer in the Purchase and Sale Agreement by and between Security Self Storage Inc. (the "Security Self Storage Seller") and the Sponsor dated June 9, 2009 (the "Security Self Storage Purchase Agreement").

The Security Self Storage Purchase Agreement relates to the purchase of self storage facilities located in Erlanger, Kentucky ("Erlanger Property") and Florence, Kentucky ("Florence Property") (collectively, the "Security Self Storage Portfolio"). The purchase price for the Security Self Storage Portfolio is $9,700,000. The Registrant expects this acquisition to close by the end of July 2009 using net proceeds from its initial public offering. The Security Self Storage Seller is an unaffiliated third party. The Registrant anticipates paying its advisor, Strategic Storage Advisor, LLC, an acquisition fee of $242,500 in connection with the acquisition of the Security Self Storage Portfolio.

Pursuant to the Security Self Storage Purchase Agreement, the Registrant would be obligated to purchase the Security Self Storage Portfolio only after satisfactory completion of agreed upon closing conditions. This acquisition is subject to a number of other conditions, including, but not limited to, the Registrant's ability to raise sufficient proceeds in its initial public offering to pay the entire purchase price for the Security Self Storage Portfolio. There can be no assurance that the Registrant will complete the acquisition of the Security Self Storage Portfolio. In some circumstances, if the Registrant fails to complete the acquisition, the Registrant may forfeit its $100,000 earnest money. The material terms of the Security Self Storage Purchase Agreement are qualified by the entire agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

The Erlanger Property is an approximately 610-unit self storage facility that sits on approximately 5 acres and contains approximately 63,700 rentable square feet of self storage space, located at 2900 Crescent Springs Road in Erlanger, Kentucky, approximately 5 miles south of downtown Cincinnati, Ohio. It was constructed in 1987.

The Florence Property is an approximately 890-unit self storage facility that sits on approximately 10 acres and contains approximately 126,300 rentable square feet of self storage space, located at 8080 Steilen Drive in Florence, Kentucky, approximately 9 miles south of downtown Cincinnati, Ohio. It was constructed in phases in 1982 and 1995.

The Registrant will decide whether to acquire the Security Self Storage Portfolio generally based upon:

    its satisfactory completion of due diligence on the Security Self Storage Seller and the Security Self Storage Portfolio;
    satisfaction of the conditions to the acquisition in accordance with the Security Self Storage Purchase Agreement;
    its receipt of sufficient net proceeds from the offering of its common stock to the public to make this acquisition; and
    no material adverse changes relating to the Security Self Storage Portfolio, Security Self Storage Seller or certain economic conditions.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Security Self Storage Portfolio. Due to the considerable conditions to the consummation of the acquisition of the Security Self Storage Portfolio, the Registrant cannot make any assurances that the closing of the Security Self Storage Portfolio is probable.

Item 7.01

On June 22, 2009, the Registrant issued a press release regarding the potential acquisition of the Security Self Storage Portfolio. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Purchase and Sale Agreement by and between Security Self Storage Inc. and Strategic Capital Holdings, LLC dated June 9, 2009

99.1 Press Release dated June 22, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: June 22, 2009	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer